STATE FARM ASSOCIATES' FUNDS TRUST
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                                 EXHIBIT INDEX


Item                Description
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SUB-ITEM 77C        Submission of matters to a vote of security holders

SUB-ITEM 77 D       Policies with respect to security  investments

SUB-ITEM 77M        Mergers

SUB-ITEM 77Q(a)     Amended and restated By-laws

SUB-ITEM 77Q(b)     Investment policies and restrictions

SUB-ITEM 77Q(e)     Investment advisory and management services agreement

SUB-ITEM 77Q(g)(1)  Plan of reorganization

SUB-ITEM 77Q(g)(2)  Certificate of Trust

SUB-ITEM 77Q(g)(3)  Declaration of Trust